[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.55

Execution Version

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY (this “Guaranty”), dated as of August 2, 2013, by Bloom Energy Corporation, a Delaware corporation (the “Guarantor”), in favor of Firstar Development, LLC, a Delaware limited liability company (together with its successors, permitted assigns or permitted transferees, the “Guaranteed Party”).

PRELIMINARY STATEMENTS

A. The Guarantor previously executed that certain Guaranty, dated as of December 21, 2012 (the “Original Guaranty”), in favor of the Guaranteed Party in connection with that certain Equity Capital Contribution Agreement, dated as of December 21, 2012 (the “Original ECCA”), by and between the Guaranteed Party and Clean Technologies III, LLC, a Delaware limited liability company (the “Existing Class B Member”).

B. The Guarantor desires to (1) amend and restate the Original ECCA, in the manner and subject to the terms and conditions set forth in that certain Amended and Restated Equity Capital Contribution Agreement, dated as of the date hereof or on such future date as it may occur (the “Expansion ECCA”), by and between the Guaranteed Party and the Existing Class B Member, and (2) have the Guaranteed Party enter into that certain Equity Capital Contribution Agreement, dated as of the date hereof (the “New ECCA” and, together with the Original ECCA or the Expansion ECCA, as may be in effect at any time, the “ECCAs”), by and between the Guaranteed Party and Clean Technologies 2013B, LLC, a Delaware limited liability company (the “New Class B Member” and, together with the Existing Class B Member, the “Class B Members”).

C. The Guaranteed Party is willing to enter into the ECCAs and the Company LLC Agreements (as defined in the ECCAs) on the condition, among others, that certain of the Guarantor Parties’ (as such term is defined below) payment and performance obligations under the Guaranteed Documents (as such term is defined below) are guaranteed by the Guarantor, on the terms set forth in this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the ECCAs and the Company LLC Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions.

1.1 Defined Terms. As used in this Guaranty, the terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein, capitalized terms not defined in this Guaranty shall have the corresponding meanings given to such terms in the applicable ECCA and the following terms shall have the following meanings:

“Guaranteed Documents” shall mean (1) the ECCAs, (2) the Company LLC Agreements and (3), in the event the Guarantor assigns its rights and obligations under the REC PSA to an Affiliate, the REC PSA.

GUARANTY (BLOOM)

“Guaranteed Obligations” shall mean the payment and performance obligations of the Guarantor Parties under the Guaranteed Documents, in each case, whether direct or indirect, absolute or contingent, due or to become due (including, without limitation, interest or other charges as would have accrued on any portion of the payment obligations but for the commencement of any bankruptcy or insolvency proceedings).

“Guarantor Account Collateral” shall have the meaning set forth in Section 15(b).

“Guarantor Parties” shall mean the Class B Members and, in the event the Guarantor assigns its rights and obligations under the REC PSA to an Affiliate, such Affiliate.

“Liquidity Requirement” shall mean $10,000,000 in cash or cash equivalents of Guarantor.

“REC PSA” shall mean the REC Purchase and Sale Agreement, dated as of December 21, 2012, by and between Guarantor and 2012 ESA Project Company, LLC, a Delaware limited liability company (f/k/a 2012 V PPA Project Company, LLC).

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2. Guaranty.

2.1 Irrevocable Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Guaranteed

Party that all Guaranteed Obligations will be promptly paid in full, in United States dollars, and performed, in accordance with the provisions of the Guaranteed Documents, subject to the other provisions of this Guaranty.

Without limiting the foregoing:

(a) If for any reason any Guaranteed Obligation that is a payment obligation has not been paid promptly when due, then in each such instance upon written demand of payment made by the Guaranteed Party to the Guarantor, the Guarantor shall pay the same or otherwise cause the same to be paid in accordance with the applicable Guaranteed Document.

(b) If for any reason any Guaranteed Obligation that is a performance obligation has not been performed promptly when due, then in each such instance upon written demand of performance made by the Guaranteed Party to the Guarantor, the Guarantor shall perform the same or otherwise cause the same to be performed in accordance with the applicable Guaranteed Document.

(c) Whether or not legal action is instituted, the Guarantor agrees to reimburse the Guaranteed Party on written demand for all reasonable attorneys’ fees and disbursements and all other reasonable costs and expenses incurred by the Guaranteed Party in enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make payment or performance of (or to cause the payment or performance of) Guaranteed Obligations under Section 2.1(a) or (b) of this Guaranty.

2.2 No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to be credited and applied to such Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the applicable Guaranteed Document. If (i) the Guarantor shall make payment to the Guaranteed Party of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

2.3 No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by and Guarantor waives any defense under or based upon:

(a) any rescission of any demand for payment of any of the Guaranteed Obligations or any failure by the Guaranteed Party or the Facility Company to make any such demand on the applicable Guarantor Party or any other guarantor or to collect any payments from the applicable Guarantor Party or any other guarantor or any release of the applicable Guarantor Party or any other guarantor;

(b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Guaranteed Documents or the Guaranteed Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c) the validity, regularity or enforceability of any of the Guaranteed Obligations or of the Guaranteed Documents or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations at any time or from time to time held by the Guaranteed Party;

(d) except as provided in Section 8, any change, whether direct or indirect, in the Guarantor’s relationship to the Guarantor Parties, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock or other equity interest in the Guarantor Parties, the Guarantor or any other entity;

(e) any act or omission of the Guaranteed Party or the Facility Company relating in any way to the Guaranteed Obligations or to the Guarantor Parties, including any failure to bring an action against any party liable on the Guaranteed Obligations, or any party liable on any guaranty of the Guaranteed Obligations, or to apply any funds of any such party held by the Guaranteed Party or the Facility Company, as applicable;

(f) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of a Guarantor Party or any other guarantor or any defense which a Guarantor Party or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

(g) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity;

(h) any default, failure, omission or delay, willful or otherwise, on the part of a Guarantor Party to pay or perform any of its respective Guaranteed Obligations;

(i) any action or failure to act in any manner referred to in this Guaranty which may deprive the Guarantor of its rights to subrogation against the Guarantor Parties to recover full indemnity for any payments made (or caused to be made) pursuant to this Guaranty or of the Guarantor’s right to contribution against any other party;

(j) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of the Guarantor Parties or any other person for any reason whatsoever, including, without limitation, any suit or action in any way attaching or involving any issue, matter or thing in respect of the Guaranteed Obligations or any other agreement (other than a suit or action to which the Guaranteed Party or the Facility Company, as applicable, is a party or by which the Guaranteed Party or the Facility Company, as applicable, is bound concerning the scope of the Guaranteed Obligations or concerning the provisions of this Guaranty);

(k) any sale, lease or transfer of any or all of the assets of the Guarantor Parties or Guarantor, including, without limitation, any purported transfer from the Guarantor Parties to any person and any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer;

(l) the taking of any action by the Guaranteed Party or the Facility Company, as applicable, to enforce any Guaranteed Obligations or the agreement under which such Guaranteed Obligation arises against the applicable Guarantor Party or any other person;

(m) demands, diligence, presentment, notices and any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment or performance of such Guaranteed Obligations by the Guarantor and/or the person whose payment or performance is being guaranteed in accordance with the applicable Guaranteed Document); and

(n) any claim, set-off or counterclaim that the Guarantor may have at any time and from time to time against the Guaranteed Party or the Facility Company, as applicable, whether in connection with the transactions that are the subject of the Guaranteed Documents or any unrelated transaction.

2.4 Continuing Guaranty; Termination. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party or the Facility Company at any time of any right or remedy against the applicable Guarantor Party or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations. This Guaranty shall remain in full force and effect until the later to occur of (i) the termination of all Company LLC Agreements in accordance with their terms or (ii) the date on which all Guaranteed Obligations shall have been satisfied by indefeasible payment in full, in United States dollars.

2.5 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party or the Facility Company to the applicable Guarantor Party or its representatives or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to such Guarantor Party or the Guarantor, all as though such payment had not been made.

3. No Consequential Damages. In no event shall the Guarantor be subject to any special, incidental, consequential, indirect, punitive or exemplary damages (including lost profits and damages arising from lost opportunities) except as provided in Section 11.3(c) of the Company LLC Agreements.

4. Election of Remedies. Each and every right, power and remedy herein given to the Guaranteed Party, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Guaranteed Party.

5. Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by the Guaranteed Party of any right, power or remedy, or delay or omission by the Guaranteed Party in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by the Guaranteed Party of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

6. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

7. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy or email transmission, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid and addressed as follows:

(a) If to the Guarantor:

Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

(b) If to the Guaranteed Party:

Firstar Development, LLC

1307 Washington, Suite 300

St. Louis, MO 63103

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

[***] Confidential Treatment Requested

or to such other address as may be specified from time to time by the Guarantor or the Guaranteed Party in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, emailed, mailed or sent by courier.

8. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns. No assignment of this Guaranty by the Guarantor may be made at any time prior to the date of the last Class B Member True Up Date Funding Contribution without the prior written consent of the Guaranteed Party (such consent not to be unreasonably withheld). No assignment of this Guaranty by the Guaranteed Party may be made at any time prior to the last Class A Flip Point (as defined in the Company LLC Agreements) without the prior written consent of the Guarantor (such consent not to be unreasonably withheld). No assignment by either Guarantor or Guaranteed Party may be made at any time to a Disqualified Transferee (as defined in the Company LLC Agreements). Any assignment by the Guarantor or the Guaranteed Party in violation of this Section 8 shall be void ab initio and shall have no effect.

9. CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION 7 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTY TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

10. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS GUARANTY).

11. Severability. If any provision hereof or of any of the Guaranteed Documents evidencing part or all of the Guaranteed Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such instruments shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Guaranteed Party in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

12. Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

13. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE GUARANTEED PARTY, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING OUT OF THIS GUARANTY.

14. Guarantor’s Minimum Liquidity. As of the date hereof and at all times thereafter until the termination of this Guaranty in accordance with Section 2.4, the Guarantor shall maintain the Liquidity Requirement. The Guarantor shall concurrently with the delivery of the quarterly financial statements delivered pursuant to Section 8.4(d) of each of the Company LLC Agreements deliver to the Guaranteed Party reasonably appropriate evidence of compliance by the Guarantor with the Liquidity Requirement.

15. Guarantor’s Security.

(a) As of the date hereof and at all times thereafter until the termination of this Guaranty in accordance with Section 2.4, the Guarantor shall maintain the Guarantor Account, the Guarantor Account Agreement and an amount on deposit in the Guarantor Account equal to the amount for such date as set forth on Schedule 1 hereto. The wire transfer instructions for the Guarantor Account are as follows:

Bank:	U.S. Bank National Association
ABA#:	081000210
Acct #:	[***]
Acct Name:	[***]

(b) As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Guaranteed Obligations and the due performance and compliance by the Guarantor with all of the

[***] Confidential Treatment Requested

terms, conditions, and agreements to be performed and complied with by it under and pursuant to the terms of this Guaranty and the Guaranteed Documents, the Guarantor hereby pledges, assigns, hypothecates and grants a first-priority security interest to the Guaranteed Party in all of its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Guarantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Guarantor Account Collateral):

(i) the Guarantor Account, including all cash held in, required to be held in or credited to the Guarantor Account or otherwise in possession or control of the Depositary Bank (as defined in the Guarantor Account Agreement) pursuant to the Guarantor Account Agreement, and all interest and other income derived therefrom; and

(ii) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all security entitlements of the Guarantor in any and all of the foregoing.

(c) The Guarantor shall, at any time and from time to time at the first demand of the Guaranteed Party, and at the sole cost and expense of the Guarantor, promptly and duly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or required under applicable law or that the Guaranteed Party may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereunder or to enable the Guaranteed Party to exercise and enforce its rights and remedies hereunder with respect to any Guarantor Account Collateral.

(d) Without limiting the generality of the foregoing, the Guarantor will promptly, with respect to the Guarantor Account Collateral:

(i) execute or authenticate and file such Uniform Commercial Code (“UCC”) financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Guaranteed Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereunder;

(ii) take all action necessary to ensure that the Guaranteed Party has control of the Guarantor Account Collateral as provided in Sections 8-106, 9-104, 9-106 and any other applicable section of the UCC;

(iii) take all action necessary to ensure that the Guaranteed Party has a first-priority perfected security interest in all Guarantor Account Collateral under the laws of the jurisdiction in which the Guarantor is located (within the meaning of Section 9-307 of the UCC); and

(iv) deliver to the Guaranteed Party evidence that all other action that the Guaranteed Party may deem reasonably necessary in order to perfect and protect the security interest created by the Guarantor under this Guaranty has been taken.

(e) The Guarantor hereby authorizes the Guaranteed Party to file one or more UCC financing or continuation statements, and amendments thereto, relating to all or any part of the Guarantor Account Collateral, without the signature of the Guarantor where permitted by applicable law

16. Amendment and Restatement. This Guaranty amends and restates the Original Guaranty in its entirety as of the date hereof on the terms and subject to the conditions set forth herein and the Original Guaranty is of no further force or effect from and after the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

BLOOM ENERGY CORPORATION, a Delaware corporation

By:	/s/ Illegible

Name:

Title:

Acknowledged and Agreed:

FIRSTAR DEVELOPMENT, LLC,
a Delaware limited liability company

By:
Name:
Title:

A&R Guaranty

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

BLOOM ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Illegible

Name:

Title:

Acknowledged and Agreed:

FIRSTAR DEVELOPMENT, LLC,
a Delaware limited liability company

By:	/s/ Matthew Ulrich

	Name:	Matthew Ulrich
	Title:	Officer

A&R Guaranty

SCHEDULE 1

GUARANTOR ACCOUNT AMOUNT

The amount that the Guarantor shall maintain in the Guarantor Account shall be calculated as follows:

With respect to each Tranche for which an Investor Initial Funding Date Contribution is made under the Expansion ECCA in excess of aggregate expected capacity of 7.2 mW (a “IIIA Expansion Tranche):

DATE	AMOUNT

On each Initial Funding Date for a IIIA Expansion Tranche after the Execution Date but on or before the True Up Funding Date Deadline as defined in the Expansion ECCA (“TUFDD”)	For each IIIA Expansion Tranche with respect to which an Investor Initial Funding Date Contribution is being made on such date 100% of the ITC Amount for such Tranche

From TUFDD through the first anniversary of TUFDD (“1TUFDD”)	100% of aggregate ITC Amount for all such Tranches

From 1TUFDD through the second anniversary of TUFDD (“2TUFDD”)	80% of aggregate ITC Amount for all such Tranches

From 2TUFDD through the third anniversary of TUFDD (“3TUFDD”)	60% of aggregate ITC Amount for all such Tranches

From 3TUFDD through the fourth anniversary of TUFDD (“4TUFDD”)	40% of aggregate ITC Amount for all such Tranches

From 4TUFDD through the fifth anniversary of TUFDD (“5TUFDD”)	20% of aggregate ITC Amount for all such Tranches

From and after 5TUFDD	Zero

With respect to each Tranche for which an Investor Initial Funding Date Contribution is made under the New ECCA (a “IIIB Tranche”):

DATE	AMOUNT

On each Initial Funding Date for a IIIB Tranche after the Execution Date but on or before the True Up Funding Date Deadline as defined in the New ECCA (“TUFDD”)	For each III B Tranche with respect to which an Investor Initial Funding Date Contribution is being made on such date 100% of the ITC Amount for such Tranche

From TUFDD through the first anniversary of TUFDD (“1TUFDD”)	100% of aggregate ITC Amount for all such Tranches

From 1TUFDD through the second anniversary of TUFDD (“2TUFDD”)	80% of aggregate ITC Amount for all such Tranches

From 2TUFDD through the third anniversary of TUFDD (“3TUFDD”)	60% of aggregate ITC Amount for all such Tranches

From 3TUFDD through the fourth anniversary of TUFDD (“4TUFDD”)	40% of aggregate ITC Amount for all such Tranches

From 4TUFDD through the fifth anniversary of TUFDD (“5TUFDD”)	20% of aggregate ITC Amount for all such Tranches

From and after 5TUFDD	Zero